Monte Rosa Therapeutics Announces the Departure of Owen Wallace, Ph.D.,

Chief Scientific Officer

Dr. Wallace will depart his role as CSO effective May 17, 2024, and will serve as a scientific advisor, including on Monte Rosa’s Scientific Advisory Board

BOSTON, Mass., May 2, 2024 – Monte Rosa Therapeutics, Inc. (Nasdaq: GLUE), a clinical-stage biotechnology company developing novel molecular glue degrader (MGD)-based medicines, today announced that Owen Wallace, Ph.D., the Company’s Chief Scientific Officer will be departing from his position to transition to a Chief Executive Officer role at a UK-based biotechnology company. Dr. Wallace will serve as a scientific advisor to Monte Rosa, including as a member of its Scientific Advisory Board (SAB).

The Company’s drug discovery organization will continue to be led by a highly accomplished team that includes Sharon Towson, Ph.D., Chief Technology Officer; John Castle, Ph.D., Chief Data and Information Officer; and Magnus Walter Ph.D., Senior Vice President, Drug Discovery.

“We would like to thank Owen for his many contributions to Monte Rosa over the past three years. Owen was instrumental in the development of our QuEEN™ drug discovery engine and the advancement of our MGD drug candidates. We look forward to continuing to benefit from Owen’s scientific insights via his new role on our SAB. While Owen will be missed on our team, we wish him every success in his exciting next endeavor,” said Markus Warmuth, M.D., Chief Executive Officer of Monte Rosa Therapeutics. “The experienced leadership of Sharon, John and Magnus will continue to guide our drug discovery and translational research efforts and we expect no disruption to any of our ongoing work. We look forward to progressing our MGD programs and making a difference in diseases with high unmet medical need.”

“I have very much enjoyed my time with Monte Rosa and I am proud of the team and the exceptional company we’ve built,” commented Dr. Wallace. “By harnessing the Company’s powerful drug discovery technology and skilled scientific team, I expect Monte Rosa will continue to bring additional highly potent and selective MGDs into the clinic and I am excited to support the company’s future successes through my role on the Scientific Advisory Board.”

About Monte Rosa

Monte Rosa Therapeutics is a clinical-stage biotechnology company developing highly selective molecular glue degrader (MGD) medicines for patients living with serious diseases in the areas of oncology, autoimmune and inflammatory diseases, and more. MGDs are small molecule protein degraders that have the potential to treat many diseases that other modalities, including other degraders, cannot. Monta Rosa’s QuEEN™ (Quantitative and Engineered Elimination of Neosubstrates) discovery engine combines AI-guided chemistry, diverse chemical libraries, structural biology and proteomics to identify degradable protein targets and rationally design MGDs with unprecedented selectivity. The QuEEN discovery engine enables access to a wide-ranging and differentiated target space of well-validated biology across multiple therapeutic areas. Monte Rosa has developed the industry’s leading pipeline of MGDs, which spans oncology, autoimmune and inflammatory disease and beyond, and has a strategic collaboration with Roche to discover and develop MGDs against targets in cancer and neurological diseases previously considered impossible to drug. For more information, visit www.monterosatx.com

Forward-Looking Statements

This communication includes express and implied “forward-looking statements,” including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and in some cases, can be identified by terms such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained herein include, but are not limited to, statements about our product development activities, our ongoing clinical development of our GSPT1 degrader referred to as MRT-2359, including our expectations for progressing our MGD programs and making a difference in diseases with high unmet medical need, among others. By their nature, these statements are subject to numerous risks and uncertainties, including those risks and uncertainties set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on March 14, 2024, and any subsequent filings, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances described in the forward-looking statements will be achieved or occur. Recipients are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made and should not be construed as statements of fact. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, any future presentations, or otherwise, except as required by applicable law. Certain information contained in these materials and any statements made orally during any presentation of these materials that relate to the materials or are based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, publications, surveys and other data to be reliable as of the date of these materials, we have not independently verified, and make no representations as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of our internal estimates or research and no reliance should be made on any information or statements made in these materials relating to or based on such internal estimates and research.

Investors
Andrew Funderburk

ir@monterosatx.com

Media
Cory Tromblee, Scient PR

media@monterosatx.com

###